     As filed with the Securities and Exchange Commission on April 28, 2000.

                                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                 ---------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                         WORLDGATE COMMUNICATIONS, INC.
               (Exact Name of Registrant as Specified in Charter)

              DELAWARE                               23-2866697
     (State or Other Jurisdiction                 (I.R.S. Employer
        of Incorporation or                        Identification
            Organization)                             Number)

                               3190 TREMONT AVENUE
                           TREVOSE, PENNSYLVANIA 19053
                                 (215) 354-5100
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)


                              RANDALL J. GORT, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         WORLDGATE COMMUNICATIONS, INC.
                               3190 TREMONT AVENUE
                           TREVOSE, PENNSYLVANIA 19053
                                 (215) 354-5100
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                                 ---------------
                                 WITH A COPY TO:

                            JAMES D. ROSENER, ESQUIRE
                               PEPPER HAMILTON LLP
                         1235 WESTLAKES DRIVE, SUITE 400
                         BERWYN, PENNSYLVANIA 19312-2401
                                 (610) 640-7800
                                 ---------------
         Approximate date of commencement of proposed sale to public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT.
                                 ---------------
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

         If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.


                                          CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
                                                      PROPOSED
                      TITLE OF                        MAXIMUM
                     SECURITIES                       AGGREGATE               AMOUNT OF
                        TO BE                         OFFERING               REGISTRATION
                     REGISTERED                       PRICE (1)                FEE (2)
                     ----------                     -----------            --------------

Common Stock, $.01 par value per share             $2,500,000                  $ 660
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

     (1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o).

     (2) Calculated pursuant to Rule 457(a) under the Securities Act based on an estimate of the proposed maximum offering price.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED APRIL 28, 2000


                                   PROSPECTUS


                         WORLDGATE COMMUNICATIONS, INC.

                                 119,047 Shares
                                       of
                                  Common Stock

         This prospectus relates to the resale of common stock that we issued to the selling stockholder listed on page 14 as well as an additional number of shares of common stock which may be issued to the selling stockholder. We will not receive any proceeds from the sale of the shares by the selling stockholder.

         The selling stockholder may offer the common stock through public or private transactions, at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

         Our common stock is traded on the Nasdaq National Market under the symbol "WGAT." On April 27, 2000, the last sale price for the common stock was $21 per share.

         INVESTING IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS BEFORE YOU DECIDE TO INVEST.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Our principal executive offices are located at 3190 Tremont Avenue, Trevose, Pennsylvania 19053 and our telephone number is (215) 354-5100.

                     The date of this prospectus is __ 2000.

                                   WHO WE ARE

     WorldGate Communications provides a television-based Internet service, the WORLDGATE(SM) Service, that enables cable television subscribers to access the Internet through their televisions. The WORLDGATE Service provides:

- full featured, high speed, easy to use, always connected, low cost consumer Internet access, o the ability to access the Internet with a standard cable television box that has been WORLDGATE enabled, without a phone line, an in-home computer or a dedicated set-top appliance,
- a centralized computer network design that allows for easy deployment and set-up, central system management and centrally administered upgrades, and
- a television-based entry point to the Internet that enables viewers to dynamically link from television programming and advertising to related Internet content.

     The WORLDGATE Service is designed to operate with cable systems using advanced analog and/or current and future generation digital cable television set-top boxes. We believe that we are the only company that can currently provide an Internet television service through both an advanced analog and digital cable box. We believe this is particularly important to the many cable operators who are deploying, or will deploy, both types of cable boxes. As of December 31, 1999, there were approximately 15,000 subscribers to the WORLDGATE Service. As of the date of this prospectus, fourteen cable operators are commercially deploying the WORLDGATE Service and eighteen additional cable operators have entered into agreements to commercially deploy the WORLDGATE Service.

     Our CHANNEL HYPERLINKING(SM) technology integrates the dynamics of the Internet with television's proven advertiser-sponsored entertainment model. This technology will enable a viewer watching a television program or advertisement to link within seconds to a related interactive Web site. We are working with over 70 television programmers, advertisers, advertising agencies and e-commerce merchants to develop a centralized database that provides viewers with our CHANNEL HYPERLINKING capability.

     We believe that our low cost combination of television and the Internet will help transform advertising, electronic commerce and information delivery for the consumer mass market.

                           FORWARD LOOKING STATEMENTS

         Some statements in this prospectus and the documents incorporated in it by reference contain forward-looking statements about our plans, objectives, expectations and intentions. You can identify these statements by words such as "estimate," "expect," "project," "plan," "intend," "believe," "may," "will," "anticipate" or other similar words. You should read statements that contain these words carefully. They discuss our future expectations, contain projections concerning our future results of operations or our financial conditions or state other forward-looking information, and may involve known and unknown risks over which we have no control. We cannot guarantee any future results, level of activity, performance or achievements. Moreover, we assume no obligation to update forward-looking statements or update the reasons why actual results could differ materially from those anticipated in forward-looking statements. The factors discussed in the section captioned "Risk Factors," and elsewhere in this prospectus and the documents incorporated in it by reference identify important factors that may cause our actual results to differ materially from the expectations we described in our forward-looking statements.

                                  RISK FACTORS

         THIS SECTION HIGHLIGHTS SPECIFIC RISKS WITH RESPECT TO AN INVESTMENT IN OUR BUSINESS. INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PURCHASING OUR COMMON STOCK IS VERY RISKY AND YOU SHOULD BE ABLE TO BEAR THE COMPLETE LOSS OF YOUR INVESTMENT. WE ALSO CAUTION YOU THAT THIS PROSPECTUS INCLUDES FORWARD-LOOKING STATEMENTS THAT ARE BASED ON MANAGEMENT'S BELIEFS AND ASSUMPTIONS AND ON INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS AND DOCUMENTS INCORPORATED BY REFERENCE HEREIN BEFORE PURCHASING OUR COMMON STOCK. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES WE FACE. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN BY US OR THAT WE CURRENTLY DEEM IMMATERIAL ALSO MAY IMPAIR OUR BUSINESS OPERATIONS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS COULD BE HARMED. IN SUCH CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

WE MAY EXPERIENCE DIFFICULTIES DEVELOPING AND IMPLEMENTING OUR MARKETING AND BUSINESS PLANS.

         We began operations in March 1995 and our service was first made commercially available in the third quarter of 1998. As a result, our operating, sales and marketing and other strategies are still being developed, and we do not have a history which may give us or you an indication of how we may respond to situations presented to us. If we are not successful in implementing our marketing and business plans on a timely basis or otherwise effectively managing our development, our business, operating results and financial condition will be materially adversely affected.

IF WE CONTINUE TO INCUR LOSSES, WE MAY NOT BE ABLE TO FINANCE THE COMMERCIAL DEPLOYMENT OF THE WORLDGATE SERVICE.

         We have experienced losses and have had negative cash flow in each quarter and year since inception, and we expect to continue to operate at a loss for the foreseeable future. To make a profit, we must increase our revenues and gross profit margin. If we are not able to do so, our losses may extend beyond the foreseeable future and we may not be able to continue financing the commercial deployment, development and enhancement of the WORLDGATE Service.

         Our aggregate revenues from inception to December 31, 1999 were approximately $6.8 million, and our aggregate accumulated deficit at December 31, 1999 was approximately $89.1 million. In addition, we currently intend to increase our operating expenses and capital expenditures in order to continue the commercial deployment of the WORLDGATE Service. As a result, we expect to experience substantial additional operating losses and negative cash flow for the foreseeable future.

BECAUSE TELEVISION-BASED INTERNET ACCESS IS NEW, WE CANNOT BE CERTAIN THAT A MARKET OR SUSTAINABLE DEMAND FOR THE WORLDGATE SERVICE WILL DEVELOP.

         The market for television-based Internet access is new and evolving, and no single technology or approach to providing this access has been widely adopted by consumers or cable operators. As a result, we cannot guarantee that a market for television-based Internet access in general, or for the WORLDGATE Service in particular, will develop or that demand for the WORLDGATE Service will be sustainable. If the market does not develop, develops more slowly than expected or becomes saturated with competitors or competing technology becomes more widely accepted, our business, operating results, and financial condition will be materially adversely affected.

THE COMPETITIVE MARKET FOR INTERNET ACCESS MAY LIMIT DEMAND OR PRICING FOR THE WORLDGATE SERVICE.

         We experience intense competition. Many companies provide and others may in the future provide Internet access and other services with functionality similar to those comprising the WORLDGATE Service.

As a result of this and future competition, demand for the WORLDGATE Service may suffer, we may be restricted in the pricing we can charge for the WORLDGATE Service and our business, financial condition and results of operations may be adversely affected. Competitors provide their services through a variety of technologies, which are in various stages of implementation and adoption. Many of our competitors have significantly greater financial, technical, marketing, distribution, customer support, name recognition, compelling content, access to consumers and other resources, and more established relationships with cable operators, advertisers and content and application providers than we have.

WE MAY NOT SUCCEED IF CABLE OPERATORS DO NOT OFFER THE WORLDGATE SERVICE TO THEIR SUBSCRIBERS.

         Because the WORLDGATE Service is made available to cable subscribers through a cable operator's system, our growth and future success depends substantially upon our ability to convince cable operators to offer the WORLDGATE Service to their subscribers. As of December 31, 1999, we have entered into a limited number of agreements with cable operators providing for the commercial launch of the WORLDGATE Service in some of the markets served by these cable operators. If cable operators determine that our service is not viable as a business proposition or if they determine that the service does not meet their business or operational expectations or strategies, they will not offer the WORLDGATE Service to their subscribers. Furthermore, because there are a limited number of cable operators, as well as consolidation in the industry, the failure to reach agreements with these major cable operators which service a significant number of cable subscribers could materially adversely affect the market for the WORLDGATE Service.

OUR REVENUES WILL DEPEND ON THE MANNER IN WHICH CABLE OPERATORS MARKET AND PRICE THE WORLDGATE SERVICE.

         We depend on cable operators to provide the WORLDGATE Service to their subscribers and therefore have limited or no control over a number of important factors, including:

the cable operators' advertising or marketing strategy, if any, regarding their offering of the WORLDGATE Service to their subscribers,

the monthly fees cable operators charge to their subscribers for the WORLDGATE Service, and the extent to which cable operators purchase additional WorldGate equipment to avoid reduction in performance if subscriber demand grows.

         Our revenues may not meet our expectations if the cable operators' marketing, pricing and operating strategies are inconsistent with our business model.

THE MARKET FOR THE WORLDGATE SERVICE WILL BE ADVERSELY AFFECTED IF CABLE OPERATORS DO NOT CONTINUE TO UPGRADE THEIR SYSTEM INFRASTRUCTURES TO SUPPORT TWO-WAY DATA TRANSMISSIONS.

         The adoption of the WORLDGATE Service is dependent upon continued investment by cable operators to upgrade their infrastructures to support two-way data transmissions. It is uncertain whether cable operators will upgrade their infrastructures and the failure of cable operators to complete these upgrades in a timely and satisfactory manner would adversely affect the market for the WORLDGATE Service.

         Although the WORLDGATE Service can operate over one-way cable plant that is only capable of transmitting programming to subscribers, it can do so only in conjunction with a telephone line. As such, it is less convenient and efficient for a subscriber to use the WORLDGATE Service over one-way cable plant and, to date, the majority of cable operators who are deploying the WORLDGATE Service have done so over two-way cable plants that are capable of transmitting information from the cable operator's facility to the subscribers and vice versa. We cannot assure you that cable operators will upgrade their cable plant to two-way plant or that they will do so in a timely and satisfactory manner. In the event that they do not do so, our business, financial condition and results of operations could be materially adversely affected.

CABLE OPERATORS MAY BE CONTRACTUALLY LIMITED IN THEIR ABILITY TO OFFER THE WORLDGATE SERVICE.

         We are aware that some cable operators, such as Cablevision, Comcast Corporation, Cox Communications, Inc. and AT&T Corporation, whose cable systems collectively serve more than 26 million U.S. homes, or at least 26% of all U.S. homes, have entered into distribution agreements with At Home Corporation. These agreements contain exclusivity provisions that purport to prohibit these cable operators from conducting or participating in any business in the United States that involves the provision of residential Internet services over their cable plants at data transmission speeds greater than 128 Kbps. These agreements could be interpreted to preclude or hinder these cable operators from offering the WORLDGATE Service to their subscribers at speeds in excess of 128 Kbps. If cable operators are unwilling or unable to offer the WORLDGATE Service to subscribers in these cable systems, our business, financial condition and results of operations would be materially adversely affected.

CABLE OPERATORS AND CABLE BOX MANUFACTURERS MAY NOT OFFER THE WORLDGATE SERVICE BECAUSE THEY MAY HAVE POTENTIAL CONFLICTS OF INTEREST.

         Some cable operators and cable box manufacturers are stockholders of other companies that provide Internet services. To the extent that these cable operators elect not to offer the WORLDGATE Service because of these affiliations, our business, financial condition and results of operations could be materially adversely affected. For example, AT&T, Comcast, Cox and Cablevision are stockholders of At Home; and MediaOne Group, Inc. (which has agreed to be acquired by AT&T) and Time Warner have established their own cable-based Internet service, called Road Runner, with proprietary content featuring various Time Warner publications and services. Also, some companies that provide Internet services, such as Microsoft Corporation, are stockholders of cable operators or cable box manufacturers. We cannot assure you that there will not be other investments among providers of Internet services, cable operators and/or cable box manufacturers. As a result, these cable operators and cable box manufacturers may be reluctant to provide any service, including the WORLDGATE Service, or to otherwise work with any entity that provides other Internet services in competition with their affiliates.

ONLY CABLE TELEVISION SUBSCRIBERS WHO UTILIZE A CABLE SET-TOP BOX CAN RECEIVE THE WORLDGATE SERVICE.

         For cable television subscribers to receive the WORLDGATE Service, they must have a cable set-top box that can be WorldGate enabled. Currently, many cable television subscribers receive their cable television service through the cable line directly into their televisions, without a set-top box. We cannot assure you that cable operators serving these subscribers will elect to provide them with set-top boxes for the purpose of offering the WORLDGATE Service, or that these customers will choose to utilize a set-top box in order to receive the WORLDGATE Service.

WE CANNOT OFFER THE WORLDGATE SERVICE IF CABLE BOX MANUFACTURERS DO NOT INCORPORATE OUR TECHNOLOGY INTO THEIR CABLE BOXES.

         In order to access the WORLDGATE Service, a consumer needs a WorldGate enabled digital or advanced analog cable box. Neither General Instrument (now a part of Motorola) nor Scientific Atlanta is required to install our technology in its cable boxes and neither company is prohibited from establishing relationships with any of our competitors and incorporating our competitors' technologies into their cable boxes. In addition, our technology must be certified by General Instrument and Scientific-Atlanta for each model of cable box before cable operators are willing to deploy them to their subscribers, and, although we have certification for some models, we cannot assure you that our technology will be certified for other models on a timely basis, if at all. Additionally, because General Instrument and Scientific-Atlanta are the two largest suppliers of cable boxes, their decision not to install our technology in their cable boxes or to develop similar technology with our competitors would have a material adverse effect on our future success. Both General Instrument and Scientific-Atlanta have joined us in promoting the WORLDGATE Service and if either company severed this relationship with us, we would lose a valuable sales and marketing resource.

WE ARE SUBJECT TO CAPACITY CONSTRAINTS AND SYSTEM FAILURES.

         Due to the limited deployment of the WORLDGATE Service, the ability of our service to accommodate a substantial number of users is not yet known. We cannot assure you that we will be able to provide high quality performance and high transaction speeds as the number of subscribers grows or their usage increases. In addition, as subscriber penetration grows it may be necessary for cable operators to purchase additional equipment, and we cannot assure you that they will do so.

         The performance of the WORLDGATE Service is also subject to reduction in performance and interruption from human errors, telecommunication failures, computer viruses and similar events. Any of these problems in our systems or those of cable operators could result in reduced subscriber demand. We have experienced performance reduction and service interruptions from time to time in the past and we expect that these problems will continue from time to time. Our failure to provide uninterrupted service at a level of performance acceptable to subscribers would have a material adverse effect on our business, financial condition and results of operations.

PENDING INTELLECTUAL PROPERTY CLAIMS AGAINST US COULD BE COSTLY AND RESULT IN THE LOSS OF SIGNIFICANT RIGHTS.

         We are subject to patent litigation that claims we are infringing other parties' intellectual property rights.

Interactive Channel Technologies, Inc. and SMI Holdings, Inc., subsidiaries of Source Media, Inc. (whose technology has been acquired by Liberate Technologies), filed a complaint against us alleging that we infringed patents issued to Source Media.

Advanced Interactive, Inc. filed a complaint against us and several other defendants alleging that the defendants infringed a patent assigned to Advanced Interactive.

         If the plaintiffs win either lawsuit, we could be precluded from offering the WORLDGATE Service. We cannot assure you that licenses to any of the technologies owned by the plaintiffs in these lawsuits would be available to us on commercially reasonable terms, if at all. Irrespective of the validity or the successful assertion of these claims, they could result in significant costs and diversion of management time and resources. This would have a material adverse effect on our business, financial condition and results of operations.

THE SUCCESS OF OUR CHANNEL HYPERLINKING TECHNOLOGY WILL BE ADVERSELY AFFECTED IF ADVERTISERS AND TELEVISION PROGRAMMERS DO NOT PROVIDE US WITH NECESSARY CONTENT.

         Our future growth and long-term success depends substantially on our ability to convince advertisers and television programmers to use our CHANNEL HYPERLINKING technology with their advertisements and television programs. As of December 31, 1999, no advertiser or programmer had paid us to use our CHANNEL HYPERLINKING technology, or was obligated to use our CHANNEL HYPERLINKING technology in their advertisements or programs. We believe that the adoption of the CHANNEL HYPERLINKING technology is substantially dependent on:

our service meeting advertisers' and programmers' business or operational expectations or strategies, and us achieving a significant number of subscribers to the WORLDGATE Service.

         We cannot assure you that we will achieve either of the above goals. If we fail to incorporate our CHANNEL HYPERLINKING technology in a substantial number of advertisements and programs, our business, operating results and financial condition could be materially adversely affected.

RAPID TECHNOLOGICAL CHANGE COULD RENDER OUR SERVICES OBSOLETE.

         The market for consumer Internet access services and online content is characterized by rapid technological developments, frequent new product introductions and evolving industry standards. The nature of the market for these products and services and their rapid evolution requires that we continually improve the performance, features and reliability of the WORLDGATE Service, particularly in response to competitive offerings. We may not be successful in responding quickly, cost-effectively and adequately to these developments. There may be a time-limited market opportunity for the WORLDGATE Service, and we may not be successful in achieving widespread acceptance of the WORLDGATE Service before competitors offer products and services with speed and performance similar to, or better than, our current offerings.

THE LOSS OF ANY ONE OF OUR LARGEST CUSTOMERS COULD ADVERSELY AFFECT OUR REVENUES AND FUTURE PROSPECTS.

         We have in the past derived, and expect in the future to derive, a significant portion of our revenues from a limited number of customers. In the event that any of these customers cease to offer the WORLDGATE Service, our business, operating results and financial condition could be materially adversely affected. In 1997, three cable operators accounted for approximately 100% of our revenues, in 1998, ten cable operators accounted for approximately 98% of our revenues, and in 1999, ten cable operators accounted for 79% of our revenues. Moreover, in 1998, Charter and Click!Network accounted for 44% and 10%, respectively, of our revenues, and in 1999, Charter, Click!Network, Buckeye Cable Systems and Singapore CableVision Ltd. accounted for 26%, 5%, 17% and 13%, respectively, of our revenues. We cannot assure you that any of these customers will continue to offer the WORLDGATE Service to their cable subscribers.

OUR INTERNATIONAL OPERATIONS ARE SUBJECT TO MANY UNCERTAINTIES.

         A key component of our strategy is the expansion of the WORLDGATE Service into international markets. We have limited experience in developing localized versions of our service and in developing relationships with international cable system operators. We may not be successful in expanding our service offerings into foreign markets. In addition to the uncertainty regarding our ability to generate revenues from foreign operations and expand our international presence, there are certain risks inherent in doing business on an international level, such as:

difficulties in collecting accounts receivable and longer collection periods,

regulatory requirements, including the regulation of Internet access,

export and import restrictions, including tariffs and other trade barriers,

difficulties in staffing and managing foreign operations, political instability, and fluctuations in currency exchange rates.

         Any of these factors could materially adversely affect the success of our current and future international operations.

WE MAY HAVE LIABILITY FOR INFORMATION RETRIEVED OR REPLICATED ON THE INTERNET.

         Claims for negligence, copyright or trademark infringement or other legal theories could be made against us because information can be downloaded and redistributed by users of the WORLDGATE Service. Copyright and trademark laws are evolving both domestically and internationally and we are uncertain how they apply to the WORLDGATE Service. The imposition of liability for information carried by us would have a material adverse effect on our business, operating results and financial condition.

WE MAY HAVE LIABILITY FOR E-COMMERCE TRANSACTIONS.

         As part of our business, we are seeking to enter into agreements with content providers, advertisers and e-commerce merchants under which we will receive a share of revenue from the purchase of goods and services by users of the WORLDGATE Service. These arrangements may expose us to additional legal risks and uncertainties, including potential liabilities to consumers of these products and services. Our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed.

WE COULD BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION WHICH AFFECTS OUR ABILITY TO OFFER OUR SERVICE OR WHICH AFFECTS DEMAND FOR OUR SERVICE.

         We are subject to varying degrees of federal, state, local and foreign regulations as well as laws enacted by the U.S. Congress and other governments. The Federal Communications Commission has established regulations that, among other things, set licensing, access, installation and equipment standards for communications systems. We are uncertain how these regulations may be applied to Internet services offered over cable television systems.

         We also anticipate that due to its increasing popularity and use, the Internet will be subject to increased attention and regulation. These laws and regulations may regulate issues such as user privacy, defamation, network access, pricing, taxation, content, quality of products and services and intellectual property ownership and infringement. These laws and regulations could expose us to liability, materially increase our cost of providing our service, and decrease the growth and acceptance of the Internet in general and access to the Internet over cable systems.

OUR BUSINESS WOULD SUFFER IF WE WERE TO LOSE THE SERVICES OF HAL M. KRISBERGH OR OTHER KEY PERSONNEL.

         Our success depends in significant part upon the continued service of our key technical, sales and senior management personnel, particularly Mr. Krisbergh, who has significant relevant experience in the cable television industry. No officer or employee of WorldGate is bound by an employment agreement, and any officer or employee of WorldGate could terminate his or her relationship with us at any time. Our future success will also depend on our ability to attract, train, retain and motivate highly qualified senior management, technical, marketing and sales personnel. Because competition for these personnel is intense, we cannot assure you that we will be able to do so.

THE ABILITY TO INFLUENCE THE OUTCOME OF STOCKHOLDER VOTES MAY BE LIMITED BY THE SIGNIFICANT OWNERSHIP INTEREST OF OUR CHAIRMAN AND CHIEF EXECUTIVE OFFICER.

         Hal M. Krisbergh beneficially owns approximately 28% of the outstanding common stock as of April 27, 2000. Mr. Krisbergh has the voting power to exercise substantial control over the election of our entire board of directors and all votes on matters requiring stockholder approval. This concentration of ownership may also have the effect of delaying or preventing a change in control of WorldGate.

ANTI-TAKEOVER PROVISIONS IN OUR CHARTER DOCUMENTS COULD DISCOURAGE UNWANTED TAKEOVER ATTEMPTS AND COULD REDUCE THE OPPORTUNITY FOR STOCKHOLDERS TO GET A PREMIUM FOR THEIR SHARES.

         We are subject to Delaware laws and to provisions of our certificate of incorporation and by-laws that could have the effect of delaying, deterring or preventing a change in control of WorldGate. As a result, our management could attempt to utilize these laws and provisions to discourage or reject unsolicited bids to acquire us, including bids that would have paid stockholders a premium over the then current market price of their shares.

WE MAY BE UNABLE TO OBTAIN NECESSARY ADDITIONAL CAPITAL TO FUND OPERATIONS IN THE FUTURE.

         To date, we have funded operations primarily through private sales of equity securities and through our initial public offering of common stock in April 1999. If we are unable to obtain additional financing on terms acceptable to us as needed, our business, operating results and financial condition would be materially adversely affected. Our capital requirements in the future will depend on numerous factors, including:

the rate of acceptance of the WORLDGATE Service by cable operators, cable subscribers, advertisers, television programmers, e-commerce companies and Internet content providers,

our ability to maintain and increase the number of subscribers, and the rate of commercialization of the WORLDGATE Service and the acquisition of related businesses or technology, if any.

         We cannot predict the timing or amount of our capital requirements. Any additional equity financing, if available, may be dilutive to our stockholders, and debt financing, if available, may involve significant restrictions on our financing and operating activities.

OUR COMMON STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE.

         The market price of our common stock has been and will likely continue to be highly volatile as the stock market in general, and the market for Internet-related and technology companies in particular, has been highly volatile. Investors may not be able to resell their shares of our common stock following periods of volatility because of the market's adverse reaction to such volatility. The trading prices of many technology and Internet-related companies' stocks have reached historical highs within the last 52 weeks and have reflected relative valuations substantially above historical levels. During the same period, such companies' stocks have also been highly volatile and have recorded lows well below such historical highs. We cannot assure you that our stock will trade at the same levels of other Internet stocks or that Internet stocks in general will sustain their current market prices. Factors that could cause such volatility may include, among other things:

actual or anticipated variations in quarterly operating results;
announcements of technological innovations;

new products or services;
changes in financial estimates by securities analysts;
conditions or trends in the Internet or cable industry;
changes in the market valuations of other Internet or cable companies; announcements by us or our competitors of significant acquisitions, strategic partnerships or joint ventures;
capital commitments;
additions or departures of key personnel;
and sales of common stock.

         Many of these factors are beyond our control. These factors may materially adversely affect the market price of our common stock, regardless of our operating performance.

SUBSTANTIAL SALES OF OUR COMMON STOCK COULD LOWER OUR STOCK PRICE.

         The market price for our common stock could drop as a result of sales of a large number of our presently outstanding shares, including shares issued upon the exercise of outstanding options and warrants, or the perception that these sales could occur. These factors also could make it more difficult for us to raise funds through future offerings of our common stock. Certain holders of our common stock have demand and piggy-back registration rights. The exercise of such rights could adversely affect the market price of our common stock. We have also filed:

on September 13, 1999, a shelf registration statement (Registration No. 333-87029) under the Securities Act for 380,056 shares of common stock issuable upon exercise of outstanding warrants and 375,363 shares of common stock, and on May 20, 1999 a registration statement to register all shares of common stock under our stock option plan.

         These shares are eligible for resale in the public market without restriction.

OUR RESULTS MAY DIFFER MATERIALLY FROM THOSE FORECASTED OR EXPRESSED IN THE FORWARD-LOOKING STATEMENTS.

         Expressed forward-looking statements are not historical facts, but rather are based on our current expectations, estimates and projections about WorldGate's industry and our beliefs and assumptions. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to some risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this document. We are not obligated to update these statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.


                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares by the selling stockholder. The selling stockholder will receive all of the net proceeds from the sale of the shares.

         The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax, legal services or other expenses incurred by the selling stockholders in disposing of their shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq National Market listing fees, fees and expenses of our counsel, fees of our accountants, and blue sky fees and expenses.


                               SELLING STOCKHOLDER

         The following table sets forth certain information regarding the beneficial ownership of the shares of common stock by the selling stockholder as of April 28, 2000. We issued the shares listed below to the selling stockholder in connection with our acquisition of Digital Video Art, Inc. on April 28, 2000. The selling stockholder was the President and sole shareholder of Digital Video Art, Inc. and currently serves as the Vice President of Advanced Technology of our wholly owned subsidiary. A description of the terms of the acquisition is provided below.

         We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders may not sell all or any of the shares offered by this prospectus. Because the selling stockholder may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect o the sale of any of the shares that will be held by the selling stockholder after completion of the offering, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholder.

         The presentation is based on 21,580,062 shares of our common stock outstanding as of April 27, 2000:

                                                SHARES                                          SHARES
                                          BENEFICIALLY OWNED         NUMBER OF SHARES     BENEFICIALLY OWNED
                                           PRIOR TO OFFERING          BEING OFFERED         AFTER OFFERING

NAME OF SELLING STOCKHOLDER              NUMBER        PERCENTAGE                         NUMBER       PERCENT

Michael Bruno                            119,047             *              95,238        23,809           *

------------------------
*        Represents less than 1% of our outstanding common stock.

ACQUISITION OF DIGITAL VIDEO ART, INC.

         The shares being registered in connection with this transaction were issued to the selling stockholder as partial consideration for our acquisition of Digital Video Art, Inc. on April 28, 2000. Digital Video Art, Inc. is a supplier of custom software engineering services based in Campbell, CA employing 20 full-time software engineers. Its primary business activities are product development, and the design and integration of custom technology solutions. Digital Video Art also develops and maintains two products for high-resolution CCD imaging.

         In connection with the acquisition we will make payments to the selling stockholder and certain other individuals who held options to acquire shares of Digital Video Art, Inc. totaling an aggregate of $8,005,750. The payments may be made in cash or stock, at our option. The payments will be made over a period of four years, with the first payment to the selling stockholder made at closing and the remaining payments made to the selling stockholder and the optionholders on the first, second and third anniversaries of the closing.

         The aggregate amount of the merger consideration is subject to adjustment based upon the continued employment of the software engineers and the selling stockholder. If the selling stockholder or any former Digital Video Art, Inc. optionholder voluntarily terminates his employment with us or is terminated for cause, he will forfeit any unpaid consideration unless certain conditions are met. In addition, the amount of merger consideration payable on the first anniversary will be reduced in the event that less than 15 of the software engineers employed by Digital Video Art prior to the acquisition remain employed at such anniversary.

         In the event that we issue shares of our common stock as payment, the recipients have been granted the right to demand registration of such shares. Such demand must be received by us not less than sixty days prior to the anniversary on which such consideration is payable.

         We have also provided the selling stockholder and the optionholders with a guaranty that the recipient of our common shares as consideration for the merger will receive as proceeds from sales of shares during the period that a registration statement remains effective, an amount not less than the amount of consideration owed to such individual pursuant to the merger agreement. In the event that the aggregate amount of proceeds received by the individual upon the sale of all of the registered shares is less than the amount of merger consideration paid in registered shares pursuant to the terms of the merger agreement, we will, at our election, either (i) pay the individual cash or (ii) issue additional shares, in an amount equal to the difference between the proceeds realized by the individual from the sale of the shares registered on such registration statement during the period that the registration statement remains effective and the amount of merger consideration paid in registered shares pursuant to the terms of the merger agreement. Shares registered on a registration statement, but not sold during the period that the registration statement remains effective will be valued at the fair market value of the shares on the date of their issuance and such value shall be counted towards the guaranteed amount. The guarantee applies only to shares sold by the selling stockholder during the period that the registration statement remains effective and terminates upon the withdrawal of the registration statement.

         In the event that the selling stockholder or optionholder receives proceeds from the sale of the securities registered on a registration statement during the period that the registration statement remains effective which exceed the amount of merger consideration then payable to such individual, the amount of any future payments to such individual pursuant to the merger agreement shall be reduced on a dollar for dollar basis.

         This registration statement includes the shares issued to the selling stockholder, as well an additional amount of shares which may be issued to the selling stockholder in the event any additional shares must be issued to the selling stockholder pursuant to the guarantee.



                              PLAN OF DISTRIBUTION

         The selling stockholder may, from time to time, elect to sell all or a portion of the shares offered under this prospectus in the Nasdaq National Market. Sales are anticipated to be made at prices prevailing in the Nasdaq National Market at the times of such sales. The selling stockholder may also make private sales directly or through a broker or brokers, who may act as agent or principal. In connection with any sales, the selling stockholder and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.

         Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholder (and, if such broker acts as agent for the purchaser of such shares, for such purchaser). The selling stockholder will pay usual and customary brokerage fees. Broker-dealers may agree with them to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to them. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the Nasdaq National Market or any other over-the-counter market or stock exchange, if any, in which our shares are traded, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive commissions from the purchasers of such shares.

         We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may apply to sales of shares in the market and to the activities of the selling stockholder and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholder and have informed them of the possible need for delivery of copies of this prospectus to purchasers on or prior to sales of the shares offered under this prospectus. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act, if any such broker-dealers purchase shares as principal.

         There can be no assurance that the selling stockholder will sell any or all of the shares of common stock offered under this prospectus.

         Pursuant to the merger and agreement of sale, the selling stockholder has agreed not to effect any offers or sales of our common stock in any manner other than as specified in this prospectus.

         All costs, fees and expenses of registration incurred in connection with the offering will be borne by us. All selling and other expenses incurred by the selling stockholder will be borne by the selling stockholder.

         We have agreed, subject to certain limitations set forth in the merger and agreement of sale governing the registration rights of the selling stockholder, to keep the Registration Statement of which this prospectus constitutes a part effective for a period not less than seven (7) business days nor more than thirty (30) business days.



                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with the Securities and Exchange Commission, which means we can satisfy our legal obligations to disclose important information contained in those documents by referring you to them. The information included in the following documents is incorporated by reference and is considered part of this prospectus. More recent information that we file with the Securities and Exchange Commission automatically updates and supersedes any inconsistent information contained in prior filings.

         The documents listed below have been filed under the Exchange Act with the Securities and Exchange Commission and are incorporated by reference:

(a)  Our annual report on Form 10-K for the fiscal year ended December 31, 1999;

(b) The description of our common stock contained in the our registration statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         We also incorporate by reference all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the shares of common stock under this prospectus is completed. You may request a copy of these filings, at no cost, by writing or telephoning us at WorldGate Communications, Inc., 3190 Tremont Avenue, Trevose, Pennsylvania, 19053, attn: Secretary, telephone: (215) 354-5100.


                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-3 with the Securities and Exchange Commission registering the shares of our common stock that are being offered by this prospectus. This prospectus is a part of the registration statement and, as the Securities and Exchange Commission rules permit, does not contain all of the information that stockholders can find in the registration statement or the exhibits to the registration statement.

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Securities and Exchange Commission's regional offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661-2511). In addition, registration statements and certain other filings made with the Securities and Exchange Commission through its "EDGAR" system are publicly available through the Securities and Exchange Commission's Web site on the Internet located at http://www.sec.gov. This registration statement, including all exhibits, has been filed with the Securities and Exchange Commission through EDGAR. Reports, proxy and information statements and other information concerning us can be inspected at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006-1506.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered by this prospectus will be passed upon for us by Pepper Hamilton LLP, Berwyn, Pennsylvania.

                                     EXPERTS


         The financial statements incorporated into this prospectus by reference to our annual report on Form 10-K of WorldGate Communications, Inc., for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             -------------------
                             -------------------

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by WorldGate Communications, Inc. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, imply that information contained herein is correct as of any time subsequent to its date or that there has not been any change in the facts set forth in this prospectus or in our affairs since the date hereof.


                             -------------------

                              TABLE OF CONTENTS

                                                      PAGE

FORWARD LOOKING STATEMENTS...............................2
RISK FACTORS.............................................3
USE OF PROCEEDS.........................................10
SELLING STOCKHOLDERS....................................11
PLAN OF DISTRIBUTION....................................12
INCORPORATION OF CERTAIN
 DOCUMENTS BY REFERENCE.................................13
WHERE YOU CAN FIND MORE
 INFORMATION............................................14
LEGAL MATTERS AND EXPERTS...............................14

                             -------------------
                             -------------------

                                119,047 Shares


                        WORLDGATE COMMUNICATIONS, INC.


                                COMMON STOCK

                                ----------
                                PROSPECTUS
                                ----------









                              April  , 2000

                                PEPPER HAMILTON LLP DRAFT DATED APRIL 24, 2000


                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


         SEC registration fee.........................................   $660
         Printing fees* ..............................................$ 3,500
         Legal fees and expenses* ....................................$ 5,000
         Accounting fees and expenses* ...............................$ 5,000
         Miscellaneous fees and expenses* ............................$ 5,000

                  TOTAL  .............................................$25,100

--------------
* Represents the Registrant's estimate of such expenses.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The registrant's Certificate of Incorporation, as amended, currently states that a director of the registrant shall have no personal liability to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited. No amendment or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         The registrant's Bylaws require the registrant to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the registrant, or is or was serving while a director or officer of the registrant at its request as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware law. Any person claiming indemnification as provided in the Bylaws shall be entitled to advances from the registrant for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under Delaware law. On the request of any person requesting indemnification under such provisions, the Board of Directors of the registrant or a committee thereof shall determine whether such indemnification is permissible or such determination shall be made by independent legal counsel if the Board or committee so directs or if the Board or committee is not empowered by statute to make such determination. The indemnification and advancement of expenses provided by the Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. The registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant or is or was serving at its request as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the registrant would have the power to indemnify him against such liability under the provisions of the Bylaws. The duties of the registrant to indemnify and to advance expenses to a director or officer provided in the Bylaws shall be in the nature of a contract between the registrant and each such director or officer, and no amendment or repeal of any such provision of the Bylaws shall alter, to the detriment of such director or officer, the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination. Delaware law also permits indemnification in connection with a proceeding brought by or in the right of the registrant to procure a judgment in its favor. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Securities Act and is therefore unenforceable. The registrant has directors and officers liability insurance.

ITEM 16. EXHIBITS

EXHIBIT NO.                          DESCRIPTION

4.1(1)        Amended and Restated Certificate of Incorporation of the Company
4.2(1)        Amended and Restated Bylaws of the Company
5             Opinion of Pepper Hamilton LLP.
10.1          Agreement and Plan of Merger among Digital Video Art, Michael Bruno and WorldGate
              Communications, Inc.
23.1          Consent of PricewaterhouseCoopers LLP.

23.2          Consent of Pepper Hamilton LLP (included in Exhibit 5).

24            Power of Attorney (See page II-4 of this Registration Statement)


(1) Incorporated by reference to the exhibits to the Registration Statement on Form S-1 (No. 333-71997) filed in connection with WorldGate's initial public offering.

ITEM 17. UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

               (i) To include any prospectus required by Section 10(a)(3) the Securities Act;

               (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increases or decreases in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i); and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Trevose, Pennsylvania, on April 28, 2000.

                                        WORLDGATE COMMUNICATIONS, INC.

                                        By: /s/ HAL M. KRISBERGH
                                            -----------------------
                                            Hal M. Krisbergh
                                            Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Hal M. Krisbergh, James V. Agnello or Randall J. Gort, the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement on Form S-3 and any registration statement to which the prospectus contained herein relates and any registration statement filed under Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or substitute or substitutes of the undersigned, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Date: April 28, 2000                         /s/ HAL M. KRISBERGH
                                             -----------------------------------------------------
                                                      Hal M. Krisbergh
                                                      Chairman of the Board of Directors and
                                                      Chief Executive Officer
                                                      (Principal Executive Officer)

Date: April 28, 2000                         /s/ JAMES V. AGNELLO
                                             -----------------------------------------------------
                                                      James V. Agnello
                                                      Chief Financial Officer
                                                      (Principal Financial and Accounting Officer)

Date: April 28, 2000                         /s/ DAVID E. WACHOB
                                             -----------------------------------------------------
                                                      David E. Wachob
                                                      Director, Vice President and General Manager

Date: April 28, 2000                         /s/ THOMAS BAXTER
                                             -----------------------------------------------------
                                                      Thomas Baxter
                                                      Director

Date: April 28, 2000                         /s/ MARCIA J. HOOPER
                                             -----------------------------------------------------
                                                      Marcia J. Hooper
                                                      Director

Date: April 28, 2000                         /s/ RONALD A. WALTER
                                             -----------------------------------------------------
                                                      Ronald A. Walter
                                                      Director

                                  EXHIBIT INDEX


EXHIBIT NO.                           DESCRIPTION

4.1(1)              Amended and Restated Certificate of Incorporation of the Company
4.2(1)              Amended and Restated Bylaws of the Company
5                   Opinion of Pepper Hamilton LLP.
10.1                Agreement and Plan of Merger among Digital Video Art, Michael Bruno and WorldGate
                    Communications, Inc.
23.1                Consent of PricewaterhouseCoopers LLP.

23.2                Consent of Pepper Hamilton LLP (included in Exhibit 5).

24                  Power of Attorney (See page II-4 of this Registration Statement)


(1) Incorporated by reference to the exhibits to the Registration Statement on Form S-1 (No. 333-71997) filed in connection with WorldGate's initial public offering.